UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

FAT Brands Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38250	82-1302696
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 319-1850

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	FAT	The Nasdaq Stock Market LLC
Class B Common Stock	FATBB	The Nasdaq Stock Market LLC
Series B Cumulative Preferred Stock	FATBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 5.07 below is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2025, FAT Brands Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, three proposals were submitted for a vote of the Company’s stockholders, which proposals are described in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 13, 2025. Holders of shares of Class A Common Stock and Class B Common Stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below, which amounts reflect an aggregate of the number of votes per share to which all classes of common stock were entitled to vote at the Annual Meeting. The aggregate voting power of all outstanding classes of common stock at the Annual Meeting amounted to 2,558,278,520 votes.

Proposal No. 1 – Election of Directors. Stockholders elected 13 nominees for director to the Company’s Board of Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The vote regarding this proposal was as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
John S. Allen	1,573,180,268	867,153	2,928,572
Donald J. Berchtold	1,573,167,572	879,849	2,928,572
Tyler B. Child	1,573,096,043	951,378	2,928,572
Lynne L. Collier	1,573,138,541	908,880	2,928,572
Mark Elenowitz	1,573,179,491	867,930	2,928,572
Peter R. Feinstein	1,573,178,587	868,834	2,928,572
Matthew H. Green	1,573,180,065	867,356	2,928,572
John C. Metz	1,573,166,874	880,547	2,928,572
Carmen Vidal	1,573,169,441	877,981	2,928,572
Andrew A. Wiederhorn	1,573,025,885	1,021,536	2,928,572
Mason A. Wiederhorn	1,573,162,993	884,428	2,928,572
Taylor A. Wiederhorn	1,573,158,832	888,589	2,928,572
Thayer D. Wiederhorn	1,573,159,329	888,092	2,928,572

As previously disclosed, James Ellis resigned from the Board of Directors prior to the date of the Annual Meeting. The nomination of Mr. Ellis for re-election to the Board at the Annual Meeting was withdrawn, and any votes for Mr. Ellis at the Annual Meeting were disregarded.

Proposal No. 2 –Advisory Vote on the Compensation of Named Executive Officers. The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The vote regarding this proposal was as follows:

For	Against	Abstained	Broker Non-Votes
1,573,136,163	887,096	24,162	2,928,572

Proposal No. 3 –Ratification of Appointment of Independent Registered Public Accounting Firm. The proposal to ratify the selection of Macias Gini & O’Connell, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2025 was approved. The vote regarding this proposal was as follows:

For	Against	Abstained	Broker Non-Votes
1,576,854,597	106,263	15,134	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 31, 2025

FAT Brands Inc.

By:	/s/ Kenneth J. Kuick
Kenneth J. Kuick
Chief Financial Officer